                                                                      EXHIBIT 10

                      CORPORATE INVESTOR RELATIONS, INC.
                               ONE YEAR CONTRACT

                             CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT made this 1st day of December 1995, by and between;

                      CORPORATE INVESTOR RELATIONS, INC.,
                        375 Douglas Avenue, Suite #1012
                       Altamonte Springs, Florida 32714
                          Telephone: (407) 788-0123,

a Florida Corporation (hereinafter referred to as "CIR"), and;

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                        4710 Bellaire Blvd., Suite 301
                            Bellaire, Texas  77401
                           Telephone:  713-662-2699

a Delaware corporation, (hereinafter referred to as "COMPANY"), collectively CIR and COMPANY hereinafter referred to referred as "the parties".

                                  WITNESSETH:

     WHEREAS, CIR is an investor relations, direct marketing, publishing, public relations and advertising firm with expertise in the dissemination of information about private and publicly traded companies; and is in the business of providing investor relations services, public relations services, publishing, advertising services, fulfillment services, marketing of business formats and opportunities, financing arrangements, private placements and other related programs, services and products; and

     WHEREAS, COMPANY is publicly held with its common stock trading on one or more stock exchanges and/or over-the-counter; and

     WHEREAS, COMPANY desires to publicize itself with the intention of making its name and business better known to its shareholders, investors, and brokerage houses; and

     WHEREAS, CIR is willing to accept COMPANY as a client.

     WHEREAS, COMPANY requires investor relations services and desires to employ and/or retain CIR to provide such services as an independent contractor, and CIR is agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

     THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

                             Revised June 8, 1995

                        DEFINITIONS AND INTERPRETATIONS

1. CAPTIONS AND SECTION NUMBERS
The headings and section references in this Consulting Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Consulting Agreement or any provisions thereof.

2. EXTENDED MEANINGS
The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph or section of this agreement will relate to the whole of this Consulting Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

3. NUMBER AND GENDER
In this Consulting Agreement words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

4. SECTION REFERENCES AND SCHEDULES
Any reference to a particular "article", "section", "paragraph" or other subdivision of this Consulting Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Consulting Agreement and by such reference is incorporated into and made part of this Consulting Agreement.

                                 AGREEMENT

5. APPOINTMENT
COMPANY hereby appoints and engages CIR as its investor relations counsel and hereby retains and employs CIR upon the terms and conditions of this Consulting Agreement. CIR accepts such appointment and agrees to perform the services upon the terms and conditions of said Consulting Agreement.

6. ENGAGEMENT
COMPANY engages CIR to publicize the COMPANY to brokers, prospective investors and shareholders and as further described below and subject to the further provisions of this Consulting Agreement. CIR hereby accepts said engagement and COMPANY as a client, and agrees to publicize COMPANY as further described below and subject to the further provisions of this Consulting Agreement.

7. AUTHORITY AND DESCRIPTION OF SERVICES
During the term of this agreement CIR shall furnish various professional services and advice as specifically requested by Tim Tarrillion, who is an authorized representative of COMPANY, and holds the position and/or title of President with COMPANY. Said professional services and advice shall relate to those services, items and/or subjects described in ADDENDUM "A", which is attached hereto and made a part hereof by this reference, and/or as follows:

   a. CIR shall act, generally, as corporate investor relations counsel, essentially acting (1) as liaison between COMPANY and its shareholders; (2) as advisor to COMPANY with respect to existing and potential market makers, broker-dealers, underwriters, and investors as well as being the liaison between COMPANY and such persons; and (3) as advisor to COMPANY with respect to communications and information, including but not necessarily limited to preparation of a one page magazine advertorial, writing of a corporate profile, preparation of a research report, planning, developing, designing, organizing, writing and distributing such communications and information.

  b. CIR shall assist in establishing, and advise COMPANY with respect to: interviews of COMPANY officers by the financial media; interviews of COMPANY officers by analysts, market makers, broker-dealers, and other members of the financial community.

                             Revised June 8, 1995

  c. CIR shall seek to make COMPANY, its management, its products, and its financial situation and prospects, known to the financial media, financial publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the public generally.

  d. CIR, in providing the foregoing services, shall be responsible for all costs of providing the services, including, but not limited to, out-of-pocket expenses for postage, delivery service (e.g., Federal Express), telephone charges, compensation to third party vendors, copywriters, staff writers, art and graphic personnel, subcontractors, printing, etc.

  e. CIR'S compensation under this Consulting Agreement shall be deemed to include the above mentioned costs and expenses, unless otherwise expressly provided herein.

  f. Marketing Program: Including, but not necessarily limited to, the following components: i) CIR reviews and analyzes all aspects of COMPANY's goals and makes recommendations on feasibility and achievement of desired goals. ii) CIR provides through their network, firms and brokers interested in participating and schedules and conducts the necessary due diligence and obtains the required approvals necessary for those firms to participate. CIR interviews and makes determinations on any firms or brokers referred by COMPANY with regard to their participation. iii) CIR shall be available to COMPANY to field calls from firms and brokers inquiring about COMPANY.

8. TERM OF AGREEMENT
This agreement shall become effective upon execution hereof and shall continue thereafter up to and including December 1st, 1996, or in the case of specific services until such time as such matters are finalized to the satisfaction of both COMPANY and CIR. It is expressly acknowledged and agreed by and between the parties hereto that CIR shall not be obligated to provide any services and/or perform any work related to this Consulting Agreement until such time any agreed and/or specified retainer (deposit, initial fee, down-payment) in U.S. funds, and/or other specified and/or agreed valuable consideration, has been received by CIR.

9. WHERE SERVICES SHALL BE PERFORMED.
CIR services shall be performed at the main office location of CIR, or other such designated location(s) as CIR and COMPANY agree are the most advantageous for the work to be performed.

10.  LIMITATIONS ON SERVICES
The parties hereto recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, CIR agrees as follows:

  a. CIR shall NOT release any financial or other information or data about COMPANY without the consent and approval of COMPANY.

  b. CIR shall not conduct any meetings with financial analysts without informing COMPANY in advance of any proposed meeting, the format or agenda of such meeting and COMPANY may elect to have a representative of COMPANY attend such meeting.

  c. CIR shall NOT release any information or data about COMPANY to any selected or limited person(s), entity, or group if CIR is aware that such information or data has not been generally released or promulgated.

  d. After notice by COMPANY of filing for a proposed public offering of securities of COMPANY, and during any period of restriction on publicity, CIR shall not engage in any public relations efforts not in the normal course without approval of counsel for COMPANY and of counsel for the underwriter(s), if any.

                             Revised June 8, 1995

11.  DUTIES OF COMPANY

  a. COMPANY shall supply CIR, on a regular and timely basis with all approved data and information about COMPANY, its management, its products, and its operations and COMPANY shall be responsible for advising CIR of any facts which would affect the accuracy of any prior data and information previously supplied to CIR so that CIR may take corrective action.

  b. COMPANY shall promptly supply CIR: with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with the assistance of CIR; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc. COMPANY shall supply CIR, within 15 days of execution of this Consulting Agreement, with a list of all stockbrokers and market makers active in the stock of COMPANY, and a complete list of all shareholders on 3-1/2 inch computer disk in ASCII or some other common, universal format.

  c. CIR reports are not intended to be used in the offering of securities. Accordingly, clients must agree to each of the points listed below and to indemnify CIR for any breach of these representations and covenants.

     i. Except as otherwise described in this paragraphs (I) and (ii) below, COMPANY is not presently engaged in a private or public offering of securities, including S-8 or Regulation S, or including any continuing distribution, whether or not exempt, that will not be included prior to the issuance of a CIR research report on COMPANY, and COMPANY has no intention of making such an offering within the next 90 days. An "evergreen" prospectus for employee stock option and other plans will not preclude issuance of CIR research reports, except as provided for herein and excepting the S-4 filing and/or registration that is currently in process for the purposes of acquisition of a subsidiary of COMPANY.

(INITIAL) /s/ TBT

     ii. COMPANY will immediately notify CIR if it intends to make any private or public offering of securities, including S-8 or Regulation S. COMPANY is currently engaged in a registration of its stock on Form S-4 and is conducting, (and will continue to conduct) discussions with several parties relating to possible private placements of its securities. COMPANY will inform CIR in a timely manner and will update CIR of the progress of any proposed consummation of such a transaction and at such other times aS CIR shall request.

(INITIAL) /s/ TBT

    iii. COMPANY will immediately notify CIR at least 30 days prior to any insider selling of clients stock.

(INITIAL) /s/ TBT

     iv. COMPANY will not use CIR reports in connection with any offering of securities without the prior written consent of CIR.

(INITIAL) /s/ TBT

   d. In that CIR relies on information provided by COMPANY for a substantial part of its preparations and reports, COMPANY must represent that said information is neither false nor misleading, and agrees to hold harmless and indemnify CIR for any breach of these representations and covenants; and COMPANY agrees to hold harmless and indemnify CIR for any claims relating to the purchase and/or sale of COMPANY securities occurring out of, or in connection with, CIR'S relationship with COMPANY, including, without limitation, reasonable attorneys' fees and other costs arising out of any such claims, other than any of the same resulting from the negligence or willful misconduct of CIR. Company shall not be liable in any manner for any claim against or

                             Revised June 8, 1995
involving CIR that the nature of its activities under this agreement violates any securities law, rule or regulation.

(INITIAL) /s/ TBT

   e. In that CIR shareholders, officers, employees, and/or members of their families may hold a position in and engage in transactions with respect to COMPANY securities, and in light of the fact that CIR imposes restrictions on such transactions to guard against trading on the basis of material nonpublic information COMPANY shall contemporaneously notify CIR if any information or data being supplied to CIR has not been generally released or promulgated.

12. REPRESENTATION AND INDEMNIFICATION

   a. COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, materials, information, and data which it supplies to CIR and the COMPANY acknowledges its awareness that CIR will rely on such continuing representation in disseminating such information and otherwise performing its investor relations functions.

   b. CIR, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of materials, information, and data supplied by COMPANY.

   c. COMPANY hereby agrees to hold harmless and indemnify CIR against any claims, demands, suits, loss, damages, etc., arising out of CIR'S reliance upon the instant accuracy and continuing accuracy of such facts, materials, information, and data, unless CIR has been negligent in performing its duties and obligations hereunder.

   d. COMPANY hereby authorizes CIR to issue, in CIR'S sole discretion, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports, or data supplied to analysts, broker-dealers, market makers, or other members of the financial community.

   e. COMPANY shall cooperate fully and timely with CIR to enable CIR to perform its duties and obligations under this agreement.

   f. The execution and performance of this Consulting Agreement by COMPANY has been duly authorized by the Board of Directors of COMPANY in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of COMPANY.

   g. The performance by COMPANY of this agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of COMPANY or any contractual obligation by which COMPANY may be bound.

   h. COMPANY shall promptly deliver to CIR a complete due diligence package to include latest 10K, latest 10Q, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.

   i. COMPANY shall promptly deliver to CIR a list of names and addresses of all shareholders of COMPANY which it is aware. This list shall be upgraded at CIR'S request.

   j. COMPANY shall promptly deliver to CIR a list of brokers and market makers of COMPANY'S securities which have been following COMPANY.

   k. Because CIR will rely on such information to be supplied it by COMPANY, all such information shall be true, accurate, complete and not misleading, in all respects, except as limited to the knowledge of Company in paragraph (i) above.

   l. COMPANY shall act diligently and promptly in reviewing materials submitted to it by CIR to enhance timely distribution of the materials and shall inform CIR of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

13. COMPENSATION
   a. For all general investor relations services, COMPANY shall make payment to CIR as follows;

     (1.)  $100,000 U.S. funds upon the execution of this Consulting Agreement;
and

     (2.) $50,000 U. S. funds or an amount of shares of NATK free trading stock, which the total number of said shares shall be determined pursuant to the formula described in Addendum "A" discounted to the bid as specified therin, a copy of which is attached hereto and incorporated herein by this reference, due on or before January 31, 1995 without billing; and

                             Revised June 8, 1995

     (3.) $100,000 U. S. funds or an amount of shares NATK free trading stock, which the total number of said shares shall be determined pursuant to the formula described in Addendum "A" discounted to the bid as specified therein, a copy of which is attached hereto and incorporated herein by this reference, due on or before February 28, 1996 without billing; and

     (4.) $50,000 U. S. funds or an amount of shares of NATK free trading stock, which the total number of said shares shall be determined pursuant to the formula described in Addendum "A", a copy of which is attached hereto and incorporated herein by this reference, and appropriately discounted to the bid as specified therein, due on or before April 15, 1996 without billing; and

     (5.) Options to purchase 400,000 common shares of NATK free trading stock at a price of one dollar($1) per share within a time period that shall expire one (1) year from the time of registration of said shares with the Securities and Exchange Commission (SEC), or from the receipt by CIR of said options, whichever is later, the aforementioned options to be delivered to CIR upon execution of this Consulting Agreement; and

     (6.) Options to purchase 100,000 common shares of NATK free trading stock at a price equal to the bid price on the day and date of the execution of this Consulting Agreement plus one dollar($1) per share purchased within a time period that shall expire three (3) years from the time of registration of said shares with the Securities and Exchange Commission (SEC), or from the receipt by CIR of said options, whichever is later, the aforementioned options to be delivered to CIR upon execution of this Consulting Agreement; and

     (7.) In the event implementation and successful completion of the full investor relations program is accomplished to the satisfaction of both CIR and COMPANY, specifically as described in the "Proposal For North American Technologies, Inc.", a copy of which is attached hereto as "Exhibit 1" and incorporated herein by this reference, then COMPANY shall pay to CIR an additional payment of U. S. Funds and/or shares of NATK free trading stock, which the total number of said shares shall be determined pursuant to the formula described in Addendum "A", a copy of which is attached hereto and incorporated herein by this reference, and appropriately discounted to the bid as specified therin, the aforementioned additional payment to be due on or before November 30, 1996 and the total amount of said payment shall be $50,000 U.S. Funds.

     (8.) COMPANY agrees and guarantees that all aforementioned shares of NATK stock and the aforementioned options to purchase shares of NATK stock shall be free trading pursuant to an S-8 filing with the Securities and Exchange Commission (SEC) by North American Technologies, Inc. (NATK), to be accomplished and/or completed by COMPANY not later than February 28th, 1996.

   b. All moneys payable hereunder shall be in U.S. funds and drawn on U.S. banks. The parties acknowledge that in negotiating this fee they recognized that the services will probably not be performed in equal monthly segments, but may be substantial during the earlier portion of the term and less thereafter as relationships and communication lines are established. Thus, part of the compensation for earlier services will be deferred and therefore any lessening of services shall not constitute a breach or termination hereof and the level fee shall continue. The election to pay any compensation due under paragraph 13(a) in cash or in NATK stock shall be at the option of Company, so long as CIR consents there to (which consent shall not be unreasonably withheld).

   c. See Addendum "A" attached hereto for further details related to compensation.

   d. For all special services, not within the scope of this agreement, COMPANY shall pay to CIR such fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided COMPANY has agreed to said special services in advance.

14. BILLING AND PAYMENT
Monthly fees or payments shall be due and payable without billing. Billing and payments for special services shall be as agreed on a case by case basis. COMPANY acknowledges and agrees that deposits, initial payments, down payments, partial payments, payments for special services, monthly fees or monthly payments shall be by wire to CIR's bank account upon execution of any agreement or agreements, or; upon payment due date in the case of monthly fees or monthly payments, or; in the case of special services by the first day of the preceding month that work is scheduled to be performed, unless expressly provided otherwise in writing, and that if such funds are not received by CIR by said

                             Revised June 8, 1995
date COMPANY shall pay to CIR an additional operations charge equal to 1% for each day said funds are not received.

15. CIR AS AN INDEPENDENT CONTRACTOR
CIR shall provide said services as an independent contractor, and not as an employee of COMPANY or of any company affiliated with COMPANY. CIR has no authority to bind COMPANY or any affiliate of COMPANY to any legal action, contract, agreement, or purchase, and such action can not be construed to be made in good faith or with the acceptance of COMPANY; thereby becoming the sole responsibility of CIR. CIR is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded COMPANY employees. CIR shall be solely responsible for any Federal, State, or Local Taxes, and should COMPANY for any reason be required to pay taxes at a later date, CIR shall reassure such payment is made by CIR, and not by COMPANY. CIR shall be responsible for all workers compensation payments and herein holds COMPANY harmless for any and all such payments and responsibilities related hereto.

16. CIR NOT TO ENGAGE IN CONFLICTING ACTIVITIES
During the term of this agreement CIR shall not engage in any activities that directly conflicts with the interests of COMPANY. COMPANY hereby acknowledges notification by CIR and understands that CIR does, and shall, represent and service other and multiple clients in the same manner as it does COMPANY, and that COMPANY is not an exclusive client of CIR.

17.  TRADE SECRETS AND INVENTIONS
CIR shall treat as proprietary any and all information belonging to COMPANY, it's affiliates, or any third parties, disclosed to CIR in the course of the performance of CIR services. CIR assigns and agrees to assign to COMPANY or its nominee all rights in invention and other proprietary information conceived by CIR during the term of this agreement with respect to any work performed under said agreement.

18. INSIDE INFORMATION -- SECURITIES VIOLATIONS
In the course of the performance of this agreement it is expected that specific sensitive information concerning the operations of COMPANY's business, and/or affiliate companies shall come to the attention and knowledge of CIR. In such event CIR will not divulge, discuss, or otherwise reveal such information to any third parties.

19. DISCLOSURE
CIR is required to disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of COMPANY. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to any activity that CIR may be involved with on behalf of COMPANY.

20. WARRANTY AGAINST CONTEMPLATION OF AGREEMENT RELATED CORRUPT PRACTICES
CIR represents and warrants that all payments and other valuable considerations paid or to be paid under this agreement constitutes compensation for services rendered; that this agreement and all payments and other valuable considerations and the use of those payments and valuable considerations are non-political in nature; and that said payments and valuable considerations do not influence, sway or bribe any government or municipal party, either domestic or foreign, in any way.

21. AMENDMENTS
This agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

22. SEVERABILITY

                             Revised June 8, 1995

If any provision of this agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

23. TERMINATION OF AGREEMENT
This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 8 above except as follows:
   a. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;
   b. Upon the other party taking the benefit of any insolvency law; and/or
   c. Upon the other party having or applying for a receiver appointed for either party
   d. 60 day written notice by either party.

24. ATTORNEY FEES
In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

25. RETURN OF RECORDS
Upon termination of this agreement, CIR shall deliver all records, notes, data, memorandum, models and equipment of any nature that are in the control of CIR that are the property of or relate to the business of COMPANY.

26.   WAIVER OF BREACH
Waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

27.   DISCLAIMER BY CIR
CIR shall be the preparer of certain promotional materials, and; CIR makes no representation to COMPANY or others that; (a) its efforts or services will result in any enhancement to COMPANY (b) the price of COMPANY'S publicly traded securities will increase (c) any person will purchase COMPANY's securities, or
(d) any investor will lend money to and/or  invest in or with COMPANY.

28.   EARLY TERMINATION
In the event COMPANY fails or refuses to cooperate with CIR, or fails or refuses to make timely payment of the compensation set forth above and/or in Addendum "A", CIR shall have the right to terminate any further performance under this agreement. In such event, and upon notification thereof, all compensation shall become immediately due and payable and/or deliverable, and CIR shall be entitled to receive and retain the same as liquidated damages and not as a penalty, in lieu of all other remedies the parties hereby acknowledge and agree that it would be too difficult currently to determine the exact extent of CIR'S damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

29.   LIMITATION OF CIR LIABILITY
In the event CIR fails to perform its work or services hereunder, its entire liability to COMPANY shall not exceed the lessor of; (a) the amount of cash compensation CIR has received from COMPANY under Paragraph 13 above (b) the amount of cash compensation CIR has received from COMPANY under Addendum "A", or
(c) the actual damage to COMPANY as result of such non-performance. In no event shall CIR be liable to COMPANY for any indirect, special or consequential damages, nor for any claim against COMPANY by any person or entity arising from or in any way related to this agreement.

                             Revised June 8, 1995

30.   OWNERSHIP OF MATERIALS
All right, title and interest in and to materials to be produced by CIR in connection with this Consulting Agreement and other services to be rendered under said agreement shall be and remain the sole and exclusive property of CIR, except in the event COMPANY performs fully and timely its obligations hereunder, COMPANY shall be entitled to receive upon written request, one (1) copy of all such materials.

31.   AGREEMENT NOT TO HIRE
COMPANY understands and appreciated that CIR invested a tremendous amount of time, energy and expertise in the training of its employees and education of its sub contractors to be able to provide the very services COMPANY desires. COMPANY further understands that in the event an employee of CIR be enticed to leave, then CIR shall be damaged in an amount the parties are incapable of calculating at the present time. Therefore, COMPANY agrees not to offer employment to any employee or sub-contractor of CIR, nor to allow any employee, officer or director of COMPANY to offer such employment with COMPANY or any other company, concern, venture or entity with whom officers and directors of COMPANY are employed, associated or hold a financial stake in for a period of three (3) years from the date of expiration or termination hereof.

32.   MISCELLANEOUS
   a. Effective date of representations shall be no later than the date CIR is prepared to distribute magazine and/or brochures pursuant to this agreement.
   b. Currency: In all instances, references to dollars shall be deemed to be United States Dollars.
   c. Stock: In all instances, references to stock shall be deemed to be unrestricted and free trading.

33.  NOTICES
All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national overnight courier services. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this agreement to be given shall be given to the respective parties at the following addresses:

CIR:                                   COMPANY:
CORPORATE INVESTOR RELATIONS, INC.     North American Technologies Group, Inc.
375 Douglas Avenue, Suite #1012        4710 Bellaire Blvd., Suite 301
Altamonte Springs, Florida 32714       Bellaire, Texas  77401
Telephone: (407) 788-0123              Telephone:  713-662-2699

34.  TIME IS OF THE ESSENCE
Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by the parties of their respective obligations hereunder.

35.  ENUREMENT
This Consulting Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addenda's attached hereto.

36.  ENTIRE AGREEMENT
This Consulting Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Consulting

                             Revised June 8, 1995

Agreement, or relating to the business of CIR. This agreement supersedes all previous agreements between CIR and COMPANY.

37. APPLICABLE LAW
This Agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the State of Florida for which the Courts in Seminole County, Florida shall have jurisdiction. If any provision of this Consulting Agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect.

38. ACCEPTANCE BY CIR
This Consulting Agreement is not valid or binding upon CIR unless and until executed by its President or other duly authorized executive officer of CIR at its home office in Altamonte Springs, Florida.

39. NON-WAIVER
The failure of either party, at any time, to require any such performance by any other party shall not be constructed as a waiver of such right to require such performance and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

40.  EXECUTION IN COUNTERPART
This agreement may be executed in counterpart, not withstanding the date or dates upon which this agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date first written above.

   IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this agreement.


For and in behalf of;                       For and in behalf of;
COMPANY:                                    CIR:
NORTH  AMERICAN TECHNOLOGIES GROUP, INC.    CORPORATE INVESTOR RELATIONS, INC.
a Delaware corporation                      a Florida corporation

    [SIGNATURE APPEARS HERE]                     [SIGNATURE APPEARS HERE]
By ________________________________         By _________________________________
   Tim Tarrillion, President                   TIM MURRAY, PRESIDENT


          [SIGNATURE APPEARS HERE]                    [SIGNATURE APPEARS HERE]
Witness: __________________________         Witness: ___________________________


          [SIGNATURE APPEARS HERE]                    [SIGNATURE APPEARS HERE]
Witness: __________________________         Witness: ___________________________

                                 ADDENDUM "A"
                               Page 1 of 2 pages

SPECIFIC SERVICES:  (See Attachments, if any)
   PHASE I SERVICES:      SEE ATTACHED "EXHIBIT 1"

Specific Compensation:
   A. For all general investor relations services, COMPANY shall make payment to CIR as follows:
        (1.) $100,000 U.S. funds upon the execution of this Consulting Agreement; and
        (2.) $50,000 U.S. funds or an amount of shares of NATK free trading stock, which the total number of said shares shall be determined pursuant to the formula described in Addendum "A" discounted to the bid as specified therein, a copy of which is attached hereto and incorporated herein by this reference, due on or before January 31, 1996 without billing; and
        (3.) $100,000 U.S. funds or an amount of shares of NATK free trading stock, which the total number of said shares shall be determined pursuant to the formula described in Addendum "A" discounted to the bid as specified therein, a copy of which is attached hereto and incorporated herein by this reference, due on or before February 28, 1996 without billing; and
        (4.) $50,000 U.S. funds or an amount of shares of NATK free trading stock, which the total number of said shares shall be determined pursuant to the formula described in Addendum "A", a copy of which is attached hereto and incorporated herein by this reference, and appropriately discounted to the bid as specified therein, due on or before April 15, 1996 without billing; and
        (5.) Options to purchase 400,000 common shares of NATK free trading stock at a price of one dollar ($1) per share within a time period that shall expire one (1) year from the time of registration of said shares with the Securities and Exchagne Commission (SEC), or from the receipt by CIR of said options, whichever is later, the aforementioned options to be delivered to CIR upon execution of this Consulting Agreement; and
        (6.) Options to purchase 100,000 common shares of NATK free trading stock at a price equal to the bid price on the day and date of the execution of this Consulting Agreement plus one dollar ($1) per share purchased within a time period that shall expire three (3) years from the time of registration of said shares with the Securities and Exchange Commission (SEC), or from the receipt by CIR of said options, whichever is later, the aforementioned options to be delivered to CIR upon execution of this Consulting Agreement; and
        (7.) In the event implementation and successful completion of the full investor relations program is accomplished to the satisfaction of both CIR and COMPANY, specifically as described in the "Proposal For North American Technologies, Inc.", a copy of which is attached hereto as "Exhibit 1" and incorporated herein by this reference, then COMPANY shall pay to CIR an additional payment of U.S. Funds and/or shares of NATK free trading stock, which the total number of said shares shall be determined pursuant to the formula described in Addendum "A", a copy of which is attached hereto and incorporated herein by this reference, and appropriately discounted to the bid as specified therein, the aforementioned additional payment to be due on or before November 30, 1996 and the total amount of said payment shall be $50,000 U.S. Funds determined as follows:
        (8.) COMPANY agrees and guarantees that all aforementioned shares of NATK stock and the aforementioned options to purchase shares of NATK stock shall be free trading pursuant to an S-8 filing with the Securities and Exchange Commission (SEC) by North American Technologies, Inc. (NATK), to be accomplished and/or completed by COMPANY not later than February 28th, 1996.

                             Revised June 8, 1995

                               Page 2 of 2 pages

   B. It is mutually agreed by and between the parties hereto that in the event CIR opts or agrees to accept COMPANY's stock, either now or in the future, as full or partial payment for any part or portion of CIR's compensation or fee under this Consulting Agreement, that the number of shares necessary for such equal value alternative compensation shall be determined pursuant to a formula or computation that discounts the stock from the bid price at a rate of 10 % and is based solely upon the average bid price as of the day and date of any such agreement to accept said stock as alternative compensation. In the event the price of the stock declines before CIR is in receipt of said stock, COMPANY agrees to increase the number of shares accordingly in order to maintain the agreed upon equal dollar value determined by the applicable formula or computation as specified and provided for herein. COMPANY agrees that in the event the stock has not been received in CIRs account within thirty (30) days of any date or dates specified within this agreement or any subsequent agreements. COMPANY shall pay to CIR in U.S. funds an additional amount equal to 10% of the agreed upon value of the stock as mentioned above as liquidated damages. This shall continue for each and every thirty (30) day period that said stock is not received by CIR. Said funds to be wired to CIR within three days of any such default without further notice. COMPANY acknowledges and agrees CIR shall not provide or continue to provide services until all such fees are paid. COMPANY acknowledges that it has verified with its corporate council, accountants, corporate officers, board of directors, executive decision makers, and appropriate stock exchanges that said stock can, in fact, be timely delivered to CIR as agreed and so warrants.

IN WITNESS WHEREOF, the parties hereto have set their hands in acknowledgment and execution of this Addendum to the Consulting Agreement.

For and in behalf of;                       For and in behalf of;
COMPANY:                                    CIR:
NORTH  AMERICAN TECHNOLOGIES GROUP, INC.    CORPORATE INVESTOR RELATIONS, INC.
a Delaware corporation                      a Florida corporation

    [SIGNATURE APPEARS HERE]                     [SIGNATURE APPEARS HERE]
By ________________________________         By _________________________________
   Tim Tarrillion, President                   TIM MURRAY, PRESIDENT


          [SIGNATURE APPEARS HERE]                    [SIGNATURE APPEARS HERE]
Witness: __________________________         Witness: ___________________________


          [SIGNATURE APPEARS HERE]                    [SIGNATURE APPEARS HERE]
Witness: __________________________         Witness: ___________________________


                             Revised June 8, 1995

                                   EXHIBIT 1

                PROPOSAL FOR NORTH AMERICAN TECHNOLOGIES, INC.


DECEMBER                            MARCH
--------                            -----

Contract sign                       Newsletter (5,000)
Down Payment received               ISI Trade Show
Key-Broker program                  Corporate Interview (5,000)
Commences/continues for 12 months   Broker Fax
Newsletter (5,000)                  Broker Relations
Broker Fax                          Internet
Letter sent to Shareholders
Corporate Interview/Tim Tarrillion
Database Search
Internet

JANUARY                             APRIL
-------                             -----

Card Deck                           Card Deck
Research Report                     Broker Fax
Broker Fax                          Broker Relations
Newsletter (5,000)                  Internet
Internet                            Newsletter (5,000)
Broker Relations
ISI Show
Corporate Profile (4-Color, 5,000)

FEBRUARY                            MAY
--------                            ---

Radio                               Research Report
Newsletter (5,000)                  Broker Fax
Magazine                            Broker Relations
Broker Fax                          Magazine
Broker Relations                    Internet
Internet                            Newsletter (5,000)

JUNE                                SEPTEMBER
----                                ---------

Research Report                     Newsletter (5,000)
4 Color 10,000                      Broker Road Shows
Radio                               ISI Trade Show
Corporate Interview 5,000           Corporate Interview  5,000
Broker Fax                          Broker Fax
Broker Relations                    Broker Relations
Internet                            Internet
Newsletter (5,000)                  Corporate Profile (4-Color 5,000)


JULY                                OCTOBER
----                                -------

Newsletter (5,000)                  Research Report (4-Color, 10,000)
Broker Road Show                    Radio
Broker Fax                          Corporate Interview 5,000
Internet                            Broker Fax
Broker Relations                    Newsletter (5,000)
                                    Internet

AUGUST                              NOVEMBER
------                              --------

Magazine (2 pgs.)                   Magazine (2 pgs.)
Card Deck                           Broker Relations
Broker Fax                          Research Report
Broker Relations                    Corporate Interview
Broker Road Shows                   Broker Relations
Internet                            Broker Fax
Newsletter (5,000)                  Newsletter (5,000)
                                    Internet

                                   GLOSSARY
Broker Bullet Sheet:    A one page, fact-filled compendium of a company's
                        investment highlights. Designed to provide stockbrokers with the basic data they require for telephone contacts.

Broker Data Search:     A process consisting of a sequence of computer searches
                        designed to construct a list of Registered
                        Representatives (Series 7) that would be interested in a certain company's stock. Reps are culled according to industry, market, price range, etc.

CEO Interview:          A question and answer format constructed to reveal the
                        investment highlights of a company to the reader in a conversational style and tone. Ideally, the reader feels that his or her own questions are be-being answered.

Corporate Fact
 Sheet: A one page pre-profile piece designed for the individual investor. Similiar to the bullet sheet, this piece brings out the salient invest-points for the reader.

Corporate Profile:      A two page overview of the company to include an
                        industry description, competitive position, management's goals and strategies, and a brief corporate history. This piece is designed to "shape" the company, not to provide all the details.

Financial Editors:      Financial data, analysis, trading history and investment
                        highlights are provided to newsletter editors in our network who follow and recommend similiar company's stocks to their subscribers.

Magazine Article:       A one page "advertorial" in the OPPORTUNIST magazine
                        designed to provide the reader with key investment highlights that result in requests for further, more detailed information.

Newsletter:             A two page research recommendation designed to provide
                        the client's story to 2,500 key brokers and investors.

Radio Talk Show:        CIR's network of business and financial radio shows will
                        be sent information to assist in arranging on-air interviews.

Research Report:        A six page, two color in depth analysis of the company's
                        business, finances, management and market designed to provide the potential shareholder with complete decision
                        -making knowledge.

Interment Stock Club:   An on-line computer informational service allowing the
                        user to obtain investment insight and data regarding the client company by simply dialing a phone number.

What's Your Story:      An in depth questionnaire to be filled out by senior
                        management so that CIR has complete detailed data and information concerning client company's history, industry, markets and business prospects.

                             Revised June 8, 1995

Key Broker Program:     Corporate Investor Relations maintains a team of Broker
                        Relations executives whose sole purpose is to disseminate information about our client companies to or Retail Broker network. This stimulates buying at the retail level and provides positive results for both volume levels and share price of your company's stock.
                        Retail Brokers will purchase your stock in exchange for leads. The leads are generated by the publication of the "Opportunist". These individuals are qualified investors who have specifically requested information on your company. Key Brokers are declined as Brokers who have built positions of your company's stock exceeding
                        $100,000. This will only apply to brokers whose acquisition of stock coincided with the inception of the CIR marketing campaign. As soon as six brokers have qualified, CIR will organize and bear expenses of due-diligence trip to your corporate headquarters or other corporate facility that your company deems appropriate.

Existing Shareholders:  Each of your current shareholders will receive written information from CIR about your new investor relations program.

Investor Conference &
Money Show:             Among the country's most popular and established
                        conferences are those produced by Sound Money Investors, Investment Seminars, Inc., and Blanchard's Investment
                        Conferences. These gatherings are typically held in such popular travel destinations as Orlando, Las Vegas, San
                        Francisco, and New Orleans.

Road Shows:             CIR will conduct a series of broker meetings around the
                        country.

Confidential Fax Alert: This newsletter is transmitted to over 3,000 brokers and gives them timely information concerning a vast array of subjects. Many of these brokers have been pre-qualified as to their interest in small-cap companies.

Opportunist Broker Deck: This card deck goes to 50,000 U.S. brokers that specialize in small cap stocks.


                             Revised June 8, 1995